EXHIBIT 99.01

News Release

FOR IMMEDIATE RELEASE

Contacts:	Valerie Haertel (Investor Relations) (212) 969-6414 investor_relations@acml.com	John Meyers (Media) (212) 969-2301 john_meyers@acml.com

ALLIANCE CAPITAL ANNOUNCES DECEMBER 31, 2002 ASSETS UNDER MANAGEMENT
FOURTH QUARTER EARNINGS CONFERENCE CALL TO BE HELD ON JANUARY 30, 2003

New York, NY, January 14, 2003 — Alliance Capital Management Holding L.P. (“Alliance Holding”) (NYSE: AC) and Alliance Capital Management L.P. (“Alliance Capital”) today reported preliminary assets under management (AUM) of approximately $386 billion at December 31, 2002 compared to $397 billion at November 30, 2002 and $452 billion at December 31, 2001.

ALLIANCE CAPITAL MANAGEMENT L.P.

(THE OPERATING PARTNERSHIP)

ASSETS UNDER MANAGEMENT

($ billions)

	At December 31, 2002 (preliminary)				At Nov 30, 2002	At Dec 31, 2001*
	Retail	Institutional Investment Management	Private Client	Total	Total	Total
Equity
Growth	$39	$66	$4	$109	$117	$173
Value	23	50	25	98	102	101
Total Equity	62	116	29	207	219	274

Fixed Income	71	74	10	155	153	146

Passive	3	21	0	24	25	32

Total	$136	$211	$39	$386	$397	$452

* AUM previously reported as of each date prior to March 31, 2002, have been restated to conform to the March 31, 2002 presentation.  AUM now reflects the reclassification of institutional cash management and sub-advised variable annuity accounts from Institutional Investment Management to Retail and certain Private Client accounts to Retail and Institutional Investment Management.  AUM now also excludes assets managed by unconsolidated affiliates.

CONFERENCE CALL INFORMATION RELATING TO FOURTH QUARTER AND FULL YEAR 2002 RESULTS

Alliance Capital’s management will review fourth quarter and full year 2002 financial and operating results on Thursday, January 30, 2003, during a conference call at 3:00 p.m. (Eastern Time) that will be hosted by Chairman and Chief Executive Officer, Bruce W. Calvert; President and Chief Operating Officer, John D. Carifa; and Vice Chairman and Chief Investment Officer, Lewis A. Sanders.

Parties interested in listening to the conference call may access it by either telephone or webcast.

1.               To listen by telephone, please dial 888-276-0010 in the U.S. or 612-288-0340 outside the U.S., ten minutes before the 3:00 p.m. (Eastern Time) scheduled start time.  Please indicate access code “Alliance” when dialing in.

2.               To listen by webcast, please visit Alliance Capital’s Investor Relations website at http://ir.alliancecapital.com at least fifteen minutes prior to the call to download and install any necessary audio software.

The presentation slides that will be reviewed during the conference call are expected to be available on the morning of January 30, 2003 on Alliance Capital’s website at the above web address.

A replay of the conference call will be made available for one week beginning at 6:30 p.m. (Eastern Time) January 30, 2003. In the U.S. please call 800-475-6701 or for callers outside the U.S. 320-365-3844, and provide the access code 669524.  The replay will also be available via webcast on Alliance Capital’s website for one week.

ABOUT ALLIANCE CAPITAL

Alliance Capital is a leading global investment management firm providing investment management services for many of the largest U.S. public and private employee benefit plans, foundations, public employee retirement funds, pension funds, endowments, banks, insurance companies and high-net-worth individuals worldwide. Alliance Capital is also one of the largest mutual fund sponsors, with a diverse family of globally distributed mutual fund portfolios. As one of the world’s leading global investment management organizations,

Alliance Capital is able to compete for virtually any portfolio assignment in any developed capital market in the world.

Alliance Holding owns approximately 30.7% of the units of limited partnership interest in Alliance Capital. AXA Financial, Inc. owns approximately 1.9% of the outstanding publicly traded Alliance Holding Units and approximately 54.7% of the outstanding Alliance Capital Units, which, including the general partnership interests in Alliance Capital and Alliance Holding, represent an approximate 55.7% economic interest in Alliance Capital. AXA Financial, Inc. is a wholly owned subsidiary of AXA, one of the largest global financial services organizations.  Additional information may be found at www.alliancecapital.com.

Forward-Looking Statements

Certain statements provided by Alliance Capital and Alliance Holding in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  The most significant of such factors include, but are not limited to, the following: the performance of financial markets, the investment performance of Alliance Capital’s sponsored investment products and separately managed accounts, general economic conditions, future acquisitions, competitive conditions, and government regulations, including changes in tax rates.  Alliance Capital and Alliance Holding caution readers to carefully consider such factors.  Further, such forward-looking statements speak only as of the date on which such statements are made; Alliance Capital and Alliance Holding undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.